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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 25, 2003

                          The Williams Companies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                  1-4174                 73-0569878
         ---------------           ------------         -------------------
         (State or other           (Commission           (I.R.S. Employer
         jurisdiction of           File Number)         Identification No.)
         incorporation)

         One Williams Center, Tulsa, Oklahoma                    74172
         ----------------------------------------              ----------
         (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code: 918/573-2000

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On June 25, 2003, The Williams Companies, Inc. ("Williams") announced that Williams and Enbridge Energy Partners, L.P. ("Enbridge Partners") mutually agreed to terminate an agreement for the sale by Williams of certain South Texas natural gas transmission lines to Enbridge Partners. Subsidiaries of Enbridge Inc. agreed in October 2001 to purchase the assets for approximately $41 million, conditional upon approval by the Federal Energy Regulatory Commission ("FERC") that Williams could abandon the facilities to Enbridge and upon a finding that the assets would not be subject to FERC jurisdiction under the Natural Gas Act after the sale. In October 2002, Enbridge assigned this purchase to Enbridge Partners in conjunction with the transfer of other assets to Enbridge Partners. On May 2, 2003, FERC issued an order denying the abandonment of the South Texas system, which reversed a previous ruling granting the necessary approvals. This decision effectively prevents the sale from proceeding under the terms of the purchase and sale agreement.

Item 7.  Financial Statements and Exhibits.

         Williams files the following exhibit as part of this report:

         Exhibit 99 Copy of Williams' press release dated June 25, 2003, publicly reporting the matters discussed herein.


           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               THE WILLIAMS COMPANIES, INC.


Date: June 27, 2003                            /s/ William H. Gault
                                               ---------------------------------
                                               Name:   William H. Gault
                                               Title:  Assistant Secretary



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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
 99               Copy of Williams' press release dated June 25, 2003, publicly reporting the matters discussed herein.